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Exhibit 99.2

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of VIA NET.WORKS, Inc. (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q of the Company for the period ended September 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ KARL A. MAIER Karl A. Maier Chief Executive Officer November 14, 2002
/s/ E. BENJAMIN BUTTOLPH E. Benjamin Buttolph Chief Financial Officer November 14, 2002

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  Exhibit 99.2
Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002